UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2005
ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)
Republic of Liberia

(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
2000 Stock Award Plan
Non Qualified 401(k) Plan
Supplemental Executive Retirement Plan
Board of Directors Nonqualified Deferred Compensation Plan

Item 1.01 — Entry into a Material Definitive Agreement
     On December 5, 2005, the Compensation Committee of Royal Caribbean Cruises Ltd. (the “Company”) approved changes to the Company’s Amended and Restated 2000 Stock Award Plan, Non-Qualified 401(k) Plan, Supplemental Executive Retirement Plan and the Board of Directors Non-Qualified Deferred Compensation Plan. On December 6, 2005, the Board of Directors ratified and approved the changes.
     The changes were made as a consequence of changes to laws and regulations that govern the tax and accounting treatment of these plans, most notably the passage of the American Jobs Creation Act of 2004 which places restrictions on the ability to provide deferred compensation. The amendments generally involve placing additional restrictions on the receipt of deferred income and, with respect to the Stock Award Plan, providing for an annual grant limit, limiting the number of shares that may be granted as Incentive Stock Options, and placing restrictions on allowable stock appreciation rights.
     Copies of each of these Plans, as amended and restated through December 6, 2005 to incorporate the changes, are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and each is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit 10.1 — Royal Caribbean Cruises Ltd. 2000 Stock Award Plan, as Amended and Restated through December 6, 2005

Exhibit 10.2 — The Royal Caribbean Cruises Ltd. Et Al NonQualified 401(k) Plan, as Amended and Restated through December 6, 2005

Exhibit 10.3 — Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan, as Amended and Restated through December 6, 2005

Exhibit 10.4 — The Royal Caribbean Cruises Ltd. Et Al Board of Directors Nonqualified Deferred Compensation Plan, as Amended and Restated through December 6, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.
Date: December 8, 2005	By:	/s/ Thomas F. Murrill
		Name:	Thomas F. Murrill
		Title:	Vice President, Chief HR Officer